UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

November 20, 2007

Date of Report (Date of earliest event reported)

DJO INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16757	33-0978270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1430 Decision Street
Vista, California		92081
(Address of Principal Executive Offices)		(Zip Code)

(760) 727-1280

Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On November 20, 2007, DJO Incorporated (the “Company”) completed its previously announced merger (the “Merger”) with Reaction Acquisition Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of ReAble Therapeutics Finance LLC, a Delaware limited liability company (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of July 15, 2007, among Parent, Merger Sub and the Company (the “Merger Agreement”). Parent is controlled by affiliates of The Blackstone Group.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on November 20, 2007 that shares of common stock of the Company were converted into the right to receive $50.25, without interest, and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on the NYSE.

Item 3.03 Material Modification to Rights of Security Holders

In connection with the Merger, each share of common stock of the Company was converted into the right to receive $50.25, without interest.

Item 5.01 Changes in Control of Registrant

On November 20, 2007, pursuant to the terms of the Merger Agreement, the acquisition of the Company was consummated through the merger of Merger Sub with and into the Company.  The Company was the surviving corporation in the Merger.  As a result of the Merger, the Company is 100% owned by Parent, which is an affiliate of The Blackstone Group.

Pursuant to the Merger, holders of the Company’s common stock are entitled to receive $50.25 in cash, without interest, for each share of common stock that they own immediately prior to the effective time of the Merger.

The aggregate purchase price paid for all of the shares of the Company’s common stock and options to purchase shares of the Company’s common stock in the Merger was approximately $1.25 billion.  Parent is financing the aggregate purchase price through senior secured credit facilities and private offerings of debt securities, as well as through equity financing from investment funds affiliated with The Blackstone Group.

On November 20, 2007, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated into this Item 5.01 by reference announcing the completion of the Merger as described above.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the terms of the Merger Agreement, all of the Company’s existing directors voluntarily resigned from the board of directors of the Company on November 20, 2007.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated November 20, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DJO INCORPORATED

Date: November 20, 2007	By:	/s/ Donald M. Roberts
Name: Donald M. Roberts
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 20, 2007.